EXHIBIT 99.1
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N E W S   R E L E A S E
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[LOGO - BUFFETS HOLDINGS, INC.]
1460 BUFFET WAY
EAGAN, MN 55121
(651) 994-8608
www.buffet.com


              BUFFETS HOLDINGS, INC. REPORTS SAME STORE SALES FOR
           FIRST QUARTER AND FOURTH ACCOUNTING PERIOD OF FISCAL 2007
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EAGAN, Minn. -- (BUSINESS WIRE) -- October  19,  2006--Buffets  Holdings,  Inc.
("Buffets Holdings"), the parent of Buffets, Inc. ("Buffets"), today reported a decrease in same store sales of -0.4% for the first quarter of its 2007 fiscal year (the twelve-week period ended September 20, 2006) as compared to the comparable period in the prior year. The company also reported a same store sales increase of approximately 1% for its fourth fiscal accounting period (the four-week period ended October 18, 2006) as compared to the comparable period in the prior year, in which same store sales were up 3.5%. The improvement in same store sales is attributed to favorable guest response to Buffets' fall "Steakhouse Classics" promotion and related advertising campaign, which was launched in the middle of the accounting period, as well as a decline in retail gasoline prices.


ABOUT BUFFET HOLDINGS
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Buffets currently operates 340 restaurants in 32 states comprised of 331 buffet restaurants and nine Tahoe Joe's Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises eighteen buffet restaurants in seven states.

CONTACT:
Buffets Holdings, Inc.
A. Keith Wall
Chief Financial Officer
(651) 994-8608


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HOMETOWN                           TAHOE JOE'S                    OLD COUNTRY
 BUFFET                         FAMOUS STEAKHOUSE                    BUFFET